UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 1000 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 20, 2005, Cotelligent, Inc. (the “Company”) announced that on July 15, 2005 it completed a sale to Fastech Integrated Solutions, LLC (as successor in interest to FastTrack, LLC) (“Fastech”) of substantially all of the assets related to the Company’s sales force automation software and services solutions business pursuant to the Asset Purchase Agreement, dated as of April 1, 2005 (the “Purchase Agreement”), by and among Fastech, the Company, Cotelligent USA, Inc., CZG Mobile Ventures, Inc., bSmart.to, LLC and JAS Concepts, Inc., as amended by the First Amendment, dated June 27, 2005 (the “Amendment”). Pursuant to the Purchase Agreement and Amendment, the Company received $2.3 million in cash at closing and the potential to earn up to an additional $1.45 million over the next three years. The Company is not affiliated with Fastech or any of Fastech’s affiliates.

We attached the Purchase Agreement as an Exhibit to our Current Report on Form 8-K filed on June 3, 2005 and we attached the Amendment as an Annex to our Proxy Statement Supplement filed on June 28, 2005. The description of the transaction is qualified in its entirety by reference to these documents. A copy of the press release announcing the completion of the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

None.

(b) Pro Forma Financial Information

The Company incorporates herein by reference “Unaudited Pro Forma Financial Statements” contained in our Proxy Statement filed May 27, 2005.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Cotelligent, Inc. dated July 20, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker
Curtis J. Parker
Executive Vice President, Chief Financial Officer Treasurer and Secretary

Dated: July 20, 2005

Exhibit Index

Exhibit Number	Description
Exhibit No. 99.1	Press Release of Cotelligent, Inc. dated July 20, 2005.